UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

INFORMATION ANALYSIS INCORPORATED
(Exact name of registrant as specified in its charter)

VA	000-22405	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11240 Waples Mill Rd, Ste 201
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2021, Information Analysis Incorporated (the “Company”) entered into an Executive Employment Agreement with G. James Benoit, Jr., who was named as the Chief Executive Officer of the Company. Mr. Benoit will receive a base salary of $60,000, with eligibility to receive an annual performance bonus up to 100% of his base salary based on measurement standards to be determined by the Board’s compensation committee. He will be granted options to purchase 30,000 shares of Company’s common stock under its 2016 Stock Incentive Plan and will be entitled to receive not less than 1,000,000 options upon the adoption of a new stock incentive plan.

Section 3	Securities and Trading Markets

Item 3.02	Unregistered Sale of Equity Securities

On August 26, 2021, the Company sold 1,400,000 shares of its common stock at a price of $2.00 per share. The Company relied upon Rule 506(b) of Regulation D in issuing these shares. No commissions were payable in connection with this offering. For each share purchased, purchasers were issued a warrant granting the right to purchase an additional share of common stock at a price of $3.00 per share, with the warrants expiring on August 31, 2026. 1,400,000 shares of common stock issuable upon exercise of warrants in connection with the offering have been reserved for issuance.

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Certain Officers

On August 26, 2021, Stanley A. Reese resigned from his position as Chief Executive Officer of the Company. He will retain his position as President of the Company and retain his membership on the board of directors of the Company. (the “Board”).

(c) Appointment of Certain Officers
(d) Election of Directors

On August 19, 2021, the Board unanimously elected G. James “Jamie” Benoit, Jr., age 49, as a member of the Board effective as of the execution of his employment agreement, to hold office beginning upon successful completion of qualification procedures, which occurred on August 26, 2021, and to serve until the next annual meeting of the shareholders of the Company. In addition, Mr. Benoit was appointed as the Company’s Chief Executive Officer. The committees of the Board to which he will be named has not yet been determined. There are no family relationships between Mr. Benoit and any director or officer of the Company.

Mr. Benoit has spent his career devoted to the intelligence and national security missions of the United States. From 2009 to 2019, Jamie served as the CEO of FedData and Domain5, a pair of technology companies supplying secure hardware, engineering, analytics, network engineering and computer network operations support services to the National Intelligence Community and the Department of Defense. On Jamie’s watch, FedData grew from start-up to nearly $500 million in revenue and over $30 million in earnings.

In 2015, Mr. Benoit led FedData through the acquisition of a distressed asset and successfully turned the asset around. He sold FedData in 2018, earning the stockholders and private equity partners an IRR greater than 80%. As CEO, Mr. Benoit secured over $300 million in asset-based credit facilities, $40 million in revolving facilities and over $75 million in senior unsecured debt. Mr. Benoit most recently led the FedData through the successful capture of a 5-year, more than $500 million, contract supporting the intelligence community. Mr. Benoit retired as CEO of FedData in December 2019.

Prior to becoming FedData’s CEO 10 years ago, Mr. Benoit’s career spanned distinguished service as an officer in the United States Army, important work in civilian government, and work in the private sector. A licensed attorney, he spent several years at prominent law firms where he worked on a range of matters including corporate formation, mergers and acquisitions, securities, leveraged buyouts, banking and finance.

Mr. Benoit is a graduate of St. Mary’s College of Maryland, the University of Baltimore and the Georgetown University Law Center. A lifelong resident of Annapolis, he lives with his wife and three children.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 19, 2021, the Board voted to amend the first sentence under Article III, Section 2 of the Company’s Bylaws to read, “The number of directors which shall constitute the whole Board of Directors shall not be less than three nor more than nine.” The number of directors was previously limited to a maximum of seven. The effective date of the amendment is August 26, 2021, commensurate with Mr. Benoit’s qualification and acceptance to serve on the Board.

Item 9.01	Financial Statement and Exhibits

(d)         See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit
Number	Description
3.2	Amended Article III, Section 2 of the Company’s Bylaws.

4.1	Form of Warrant issued in connection with the offering of August 26, 2021

10.1	Executive employment agreement for G. James Benoit, Jr.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION ANALYSIS INCORPORATED

Date: August 30, 2021	By:	/s/ Matthew T. Sands
Matthew T. Sands
Chief Financial Officer